Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 10, 2011, in the Registration Statement (Form S-11) and related Prospectus of Spirit Finance Corporation for the registration of $500,000,000 of its common stock.

/s/ Ernst & Young LLP

Phoenix, Arizona

November 10, 2011